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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) June 21, 1996

           CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III
           (Exact name of registrant as specified in its charter)


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
DELAWARE                                        33-77510C                                    38-3160141
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(State or other jurisdiction of incorporation)(Commission File No.)    (IRS Employer Identification No.)


24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544, ANN ARBOR, MI                             48106
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       (Address of principal executive offices)                                   (Zip Code)


          Registrant's telephone number, including area code: (313) 994-5505 (800) 522-7832
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                                          Not Applicable
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                   (Former name or former address, if changed since last report)


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    This document contains 4 pages.  There are no exhibits attached hereto.




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Item 5. Acquisition of Assets

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. III (the "Partnership") dated August 12, 1994, as supplemented to date (the "Prospectus").

     On June 6, 1996, the Partnership acquired the land and 3,333 square foot building comprising a Boston Market restaurant located at 1729 North Olden Ave., Ewing Twp., New Jersey (the "New Jersey Property"). The New Jersey Property was constructed for its present use in May of 1996 and was fully operational at the time of the purchase. The New Jersey Property was purchased from BC Real Estate Investments, Inc., and leased back to New Jersey Rose, L.L.C., a New Jersey limited liability company (the "Tenant"). The Tenant operates casual dining restaurants under the primary trade name of Boston Market. The headquarters offices of the Tenant are located at 3 Terry Drive, Suite 103, Newton, Pennsylvania. The Partnership purchased a fee simple interest in the New Jersey Property for a purchase price of $1,143,000 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of the Tenant and demographic data for the area in which the New Jersey Property is located. The purchase price for the New Jersey Property is supported by an independent MAI appraisal. The Partnership purchased the New Jersey Property with cash from offering proceeds. It is anticipated that the New Jersey Property will be leveraged as provided for in the Prospectus, however, the Partnership presently does not have a financing commitment.

     The Tenant and the Partnership have entered into a lease (the "Lease"), which is an absolute net lease, whereby the Tenant is responsible for all expenses related to the New Jersey Property including real estate taxes, insurance, maintenance and repair costs. The Lease term expires on July 1, 2011 with five renewal options of five years each. The initial annual rent is equal to ten and one-half percent (10.5%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,143,000 the rent in the first year of the Lease is $120,015 per year, or $10,001.25 per month. The Annual Rent shall be increased beginning on the sixth lease year to $132,017; beginning on the eleventh lease year to $142,275 and at the end of every five years thereafter by ten percent of the Annual Rent payable during the lease year immediately preceding. Beginning in the sixth year, and in addition to the Annual Rent provided above, the Tenant shall pay Percentage Rent on an annual basis equal to the difference between five percent of "gross sales" (as defined in the lease) for such lease year minus the Annual Rent payable for such lease year.

     The Tenant has an option to purchase and first right of refusal to purchase the New Jersey Property. The Tenant shall have the right to purchase the New Jersey Property on the same terms and conditions as set forth in the offer or the Tenant may elect an alternate purchase price as follows: (a) during the first and second lease year the purchase price shall be an amount equal to the total rent payable for the lease year subsequent to the lease year in which the option is exercised divided by 9.462%; (b) during the third lease year in an amount equal to the Annual Rent for lease year 3 divided by 9.978%; (c) during the fourth lease year in an amount equal to the Annual Rent for lease year four divided by 9.785% and in lease year five in an amount equal to the Annual Rent for lease year five divided by 9.580%.

Tenant shall have the option to purchase the New Jersey Property any time after the fifth year for the following option price: (a) if the Tenant exercises its option to purchase during the sixth through eighth lease year, the option price shall be equal to the total rent payable for the lease year subsequent to the





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lease year in which the option is exercised, divided by ten percent.;  (b)  if the Tenant exercises its option to purchase after the eighth lease year, the option purchase price shall be the greater of the fair market value of the New Jersey Property or an amount equal to the total rent payable for the lease year subsequent to the lease year in which the option is exercised, divided by ten percent.

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the New Jersey Property is located and reviewed the appraisal of the New Jersey Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners are unaware of any unfavorable competitive conditions regarding the New Jersey Property. The General Partners believe that the amount of insurance carried by the Tenant is adequate.

     The current annual rent per square foot for the New Jersey Property is $36.00. The depreciable basis of the New Jersey Property for federal tax purposes is $763,000 and it will be depreciated using the straight line method over 39 years, a rate of $19,564 per year. The 1996 tax rate of the township in which the New Jersey Property is located is $2.63 per $100 of assessed value. The realty taxes for the first six months of 1996 on the New Jersey Property were $8,099 but the current assessed value is for the land only. It is anticipated that there will be a new assessment to reflect the improvements to the land (i.e., the restaurant facility).

     An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $45,720 and expects to receive an additional fee of $11,430 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the New Jersey Property, as provided for in the Partnership Agreement. In addition, the Tenant has paid to the same affiliate a commitment fee equal to $11,430 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Lease contains a substitution option that in the event that the Tenant determines that the New Jersey Property is inadequate or unprofitable or is rendered unsuitable by condemnation or casualty, the Tenant may substitute another property having a Boston Market restaurant located thereon, of equal or greater current value. The substitute property shall be subject to the approval of the Partnership.

     The Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the New Jersey Property by the Tenant; (ii) the failure by the Tenant to make any payment due under the Lease;
(iii) the failure by the Tenant to observe or perform any of the covenants, conditions, or provisions of the Lease; and (iv) the making by the Tenant of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by the Tenant, the Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Lease and take possession of the New Jersey Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may maintain the Tenant's right to possession of the New Jersey Property, in which case the Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                By: Captec Franchise Capital Corporation III Managing General Partner of
                                     Captec Franchise Capital Partners L.P. III



                                By:  /s/W. Ross Martin
                                     -----------------------------------
                                     W. Ross Martin
                                     Chief Financial Officer and Vice President,
                                     a duly authorized officer

                                Date: June 24, 1996







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